SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     June 1, 2000


                          Natural Solutions Corporation
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                        000-28155                88-0367024
-----------------------------      ------------------------    -----------------
(State or other jurisdiction        Commission File Number     (IRS Employer
   of incorporation)                                         Identification No.)

100 Volvo Parkway, Suite 200
Chesapeake, Virginia                                                23320
------------------------------------------                   -------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (757) 548-4242

Securities registered under Section 12(b) of the Exchange Act:

                                                  Name of each exchange on
 Title of each class                                    which registered
         None
---------------------------                      -------------------------

Securities registered under Section 12(g) of the Exchange Act:

                          Common Stock, $.001 par value
                       -----------------------------------
                                (Title of class)

Copies of Communications Sent to:

                                      Mintmire & Associates
                                      265 Sunrise Avenue, Suite 204
                                      Palm Beach, FL 33480
                                      Tel: (561) 832-5696,   Fax: (561) 659-5371

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 1, 2000, the Company executed a $250,000 Convertible Debenture ("Debenture") with interest at ten percent (10%) per annum, with M.G. Robertson, the Company's Chairman of the Board, wherein it provided as an additional security for the repayment thereon of all the assets of the Company. The Company is of the opinion that the granting, as a security interest, of all the assets of the Company to M.G. Robertson qualifies as a disposition of Company assets.

         The above Debenture will fully mature on June 1, 2005 and the Company has the right at its election to pay the interest accumulate thereon in cash or in shares of its common stock, each share to be valued at twenty-five cents ($0.25). The Company has also reserved the right to prepay this debenture at any time prior to maturity. In addition, at the election of the holder the Debenture may be converted in whole or in part into the common stock of the Company at twenty-five cents ($0.25) per share subject to adjustments provided therein.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit               Description
---------             --------------
4.3 Natural Solutions Corporations Convertible Debenture for the benefit of M.G. Robertson dated June 1, 2000.
           (Previously filed with Schedule 13D on June 15, 2000)


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  Natural Solutions Corporation
                                  (Registrant)


Date: June 20, 2000               By: /s/ Michael D.  Klansek
                                     ----------------------------------
                                     Michael D. Klansek
                                     Treasurer and Chief Financial Officer